Exhibit 10.1

June 18, 2020

Vincent D. Kelly
c/o Spok Holdings, Inc.
6850 Versar Drive, Suite 420
Springfield, Virginia 22151‐4148

Re:	Extension of Employment Agreement Term

Dear Vince:

Reference is made to that certain Executive Employment Agreement dated as of January 3, 2019 by and between you and Spok Holdings, Inc. (the “Employment Agreement”). Capitalized terms used herein have the meanings set forth in the Employment Agreement.
This letter confirms our agreement to extend the Agreement Term of the Employment Agreement as set forth in Section 3 thereof to December 31, 2022.
Except as expressly set forth herein all of the terms of the Employment Agreement remain unchanged and in full force and effect.
Thank you for your continued service with the Company.

Very truly yours, SPOK HOLDINGS, INC. By: /s/ Sharon Woods Keisling Name: Sharon Woods Keisling Title: Corporate Secretary & Treasurer

Exhibit 10.1

Acknowledged, agreed and accepted as of June 18, 2020:

/s/ Vincent D. Kelly
Vincent D. Kelly